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                                                                    Exhibit 10-L

                            ASSET PURCHASE AGREEMENT



         This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this ___ day of October, 1999, by and among ZILA, INC., a Delaware corporation ("Zila"), CYGNUS IMAGING, INC., an Arizona corporation ("Seller"), and PROCARE LABORATORIES, INC., an Arizona corporation ("Buyer").

                                    RECITALS

         WHEREAS, the Seller is the owner of certain assets comprising a business known as Cygnus Imaging, Inc., a manufacturer and marketer of digital x-ray systems and intraoral cameras (the "Business"); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets relating to the Business, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants herein contained, it is agreed by and among the parties to this Agreement as follows:

                                    SECTION 1
                                   DEFINITIONS

         1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                  "Affiliate" shall have the meaning set forth in the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                  "Assets" shall mean all of Seller's right, title and interest in the following (but not including, in any case, the Excluded Assets):

                  (a) all Equipment;

                  (b) all Inventory;

                  (c) all Books and Records;

                  (d) all patents set forth on Schedule 1.1(f) (the "Patents");

                  (e) all available supplies, sales literature, promotional literature, procedural and safety manuals, customer, supplier and distributor lists, display units, telephone and facsimile numbers and purchasing records related to the Business;
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                  (f) all rights under or pursuant to all warranties,
representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees (i) are not required by Seller to fulfill its obligations under this Agreement and (ii) are assignable;

                  (g) all claims, causes of action, chooses in action, rights of recovery and rights of set-off of any kind, against any person or entity, including without limitation the Panasonic settlement proceeds, any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by Seller on or prior to the Closing Date; and

                  (h) all accounts receivable as of the Closing Date.

                  "Books and Records" shall mean (i) all records and lists of Seller pertaining to the Assets, (ii) all records and lists pertaining to the Business, customers, suppliers or personnel of Seller, (iii) all product, business and marketing plans of Seller and (iv) all books, ledgers, subledgers, trial balances, files, reports, plans, drawings and operating records of every kind maintained by Seller, but excluding the originals of Seller's minute books, stock books, tax returns and accounting ledgers (provided that Buyer will be provided copies of tax returns and accounting records if it so requests).

                  "Camera Warranties" means all warranty liability now existing or hereafter arising with respect to the Seller's sale of intra-oral cameras both prior to and after the Closing Date.

                  "Contract" shall mean any agreement, lease, contract, note, loan, evidence of indebtedness, purchase, order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Business or the Assets, whether oral or written.

                  "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                  "Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, tools, supplies, equipment and other tangible personal property owned by Seller and used in connection with the Business.

                  "Excluded Assets," notwithstanding any other provisions of this Agreement, shall mean the following Assets of Seller which are not to be acquired by Buyer hereunder:

                  (a) all Permits and Contracts; and

                  (b) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any person or entity arising out of or relating to the Assets to the extent related to the Excluded Liabilities.

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                  "Facility" shall mean the facility which is used in the
conduct of the Business, and which is located at 8230 East Thoroughbred Trail, Scottsdale, Arizona 85258.

                  "Inventory" shall mean all of Seller's inventory held for resale and all of Seller's new repair or replacement parts, supplies and packaging items and similar items with respect to the Business, in each case wherever the same may be located.

                  "Panasonic Settlement Agreement" means the Settlement Agreement relating to CCD X-ray sensors and related converter boards between Matsushita Electric Corporation of America ("Panasonic") and Buyer, dated as of October 28, 1999.

                  "Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of, the Business.

                  "Prime Rate" means the "prime rate" published in the "Money Rates" or equivalent section of the Western Edition of The Wall Street Journal.

                  "Tax" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and any premium, including without limitation interest, penalties and additions in connection therewith.

                                    SECTION 2
                                 SALE OF ASSETS

         2.1 Transfer of Assets. Upon the terms and subject to the conditions contained herein, at the Closing, Seller will sell, convey, transfer, assign and deliver to Buyer, free and clear of any Encumbrance, and Buyer will acquire from Seller, the Assets.

         2.2 Assumption of Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume only the following obligations and liabilities (the "Assumed Liabilities") relating to the Business:

                  (a) those solely accruing, arising out of, resulting from, or relating to events or occurrences happening after the Closing Date; and

                  (b) the Camera Warranties.

         2.3 Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.2, Buyer shall not assume, or otherwise be responsible for, any of Seller's liabilities or obligations, whether actual or contingent, matured or unmatured, liquidated or unliquidated, known or unknown, or related or unrelated to the

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Business or the Assets, accruing, arising out of, resulting from, or relating to events or occurrences happening prior to the Closing Date (collectively, "Excluded Liabilities").

         2.4 Closing Costs; Transfer Taxes and Fees. Seller shall be responsible for any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 7.1 and shall pay the fees and costs of recording or filing all UCC termination statements and other releases of Encumbrances.

         2.5 Condition of Assets. Seller only makes the representations and warranties included in Section 6 of this Agreement.

                                    SECTION 3
                                 PURCHASE PRICE

         3.1 Purchase Price for Seller Assets. The purchase price (the "Purchase Price") for the Assets described in Section 1.1 shall be Four Million Dollars ($4,000,000) payable by Buyer to Seller on the Closing Date by delivery of a Secured Note ("Secured Note") in the form attached as Exhibit A in principal amount of Four Million Dollars ($4,000,000).

         3.2 Allocation of Purchase Price. The purchase price to be paid to Seller for the Assets conveyed hereunder shall be allocated among the various categories of Assets as set forth on Schedule 3.2, and no party shall take any position inconsistent with such allocation.

                                    SECTION 4
                                    SUBLEASE

         4.1 Sublease of Office Space. Subject to obtaining all necessary consents, Seller shall sublease the Facility to Buyer upon the terms and conditions that are substantially similar to Seller's lease of the Facility. Seller shall make all reasonable efforts to obtain any consent required for such sublease, and if such consent is not obtained as of the Closing Date, Seller will make all reasonable attempts to obtain such consent after the Closing Date. A copy of Seller's lease for the Facility is attached as Exhibit B.

                                    SECTION 5
                                   OPERATIONS

         5.1 Transfer of Possession. At the end of normal business hours on the Closing Date, Seller shall close all business operations and shall transfer to Buyer possession of all Assets conveyed to Buyer hereunder.

         5.2 Covenant Not to Compete. In order to effectuate this transaction, and in consideration of the terms, conditions and covenants herein contained, neither Seller nor Zila nor any of their Affiliates shall establish or engage in, directly or indirectly, anywhere in the United States of America, any business, trade or occupation relating to the business of digital

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radiology systems and intra-oral cameras for dental uses, nor will Seller nor
Zila nor any of their Affiliates solicit any employees of Buyer for employment, consultation or any other business relationship with Seller or Zila in any capacity whatsoever during the period commencing on the Closing Date and ending three (3) calendar years thereafter (the "Non-Competition Period"). Notwithstanding the foregoing, Zila or its Affiliates may, during the Non-Competition Period and any time thereafter, make retail sales of oral camera systems for dental use; provided, however, that Zila and its Affiliates shall not be entitled to manufacture, distribute (as wholesale) or develop camera systems for dental use.

         5.3 Books and Records. Notwithstanding any provision of this Agreement to the contrary, Seller shall be entitled to retain copies of all Books and Records and Buyer shall provide Seller with reasonable access to the Books and Records for purposes of preparing tax returns and other filings and for all other reasonable purposes.

         5.4 Panasonic Information. Zila and Seller shall transfer to Buyer all copies of (a) non-public information that Zila or Seller has received either from Panasonic or any of its affiliated companies and (b) any derivations of such non-public information. The foregoing obligation applies to copies of such information (a) whether an original or reproduction, (b) whether (i) in written or other physical form, (ii) recorded on magnetic disk or similar magnetic, magneto-optical or optical media or (iii) imbedded in an EEPROM or similar semiconductor device and (c) whether in the possession of Zila or Seller or any of their Affiliates.

         5.5 Transitional Services. Seller and Zila shall provide to Buyer, at no cost to Buyer, for a period of 180 days after the Closing Date, full access and reasonable support and assistance, to the Macola accounting system and all financial, accounting, and other records and information that Buyer reasonably deems appropriate in connection with conducting its business after the Closing Date. Additionally, Seller and Zila shall allow Buyer, at no cost to Buyer with respect to the display booth, to participate, to the same extent as Seller has participated in the past, in all trade shows that Zila has prepaid for and will participate in through the Atlanta-Hinman 2000 show, provided that Buyer shall be responsible for all of its ancillary costs in connection with such shows.

         5.6 Payroll Costs. Notwithstanding any provision of this Agreement to the contrary, Seller shall continue to employ Employees (as defined in Section 6.8) from the date hereof through the payroll period ending on November 15, 1999, and shall be responsible for all payroll costs therefor.

         5.7 Release and Indemnity Agreement. Zila and Seller agree to provide Buyer, in a timely manner, with the Release and Indemnification Agreement required under Section 2.2 of the Panasonic Settlement Agreement.

                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

         6.1 Representations and Warranties of Zila and Seller. Zila and Seller represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

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         6.2 Organization of Zila and Seller. Zila is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

         6.3 Authorization. Zila and Seller have all requisite corporate power and authority, and has taken all corporate action necessary, to consummate the transactions contemplated hereby and to perform their obligations hereunder. This Agreement has been duly executed and delivered by Zila and Seller and is a legal, valid and binding obligation of Zila and Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights or by principles of equity.

         6.4 Assets. Seller has and will transfer good and marketable fee simple title to the Assets and upon the consummation of the transactions contemplated hereby, Buyer will acquire good title to all of the Assets, free and clear of any Encumbrances, except for any "Permitted Encumbrance" described on Schedule 6.4.

         6.5 Facility. There is no owned real property used by Seller in the Business. Seller has caused to be delivered to Buyer a true and accurate copy of the lease for the Facility.

         6.6 No Conflict or Violation. Neither the execution and delivery of this Agreement by Zila and Seller nor the consummation of the transactions contemplated hereby, nor compliance by Zila and Seller with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Zila and Seller, (b) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, agreement, or other instrument or obligation (i) to which Seller or Zila are parties or (ii) by which the Assets are bound, (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award or (d) impose any Encumbrance, restriction or charge on the Assets.

         6.7 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or to the best of Seller's knowledge, threatened (a) against, related to or affecting Seller, the Business or the Assets or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Seller is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Seller, the Business or the Assets.

         6.8 Employees. Seller shall permit Buyer to hire all employees ("Employees") of Seller, as of the Closing Date. The Employees may continue to participate in the Seller's health and welfare benefit plans for a period of six
(6) months after the Closing Date provided that Buyer pay to Seller all expenses and fees as a result of such continued coverage.

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         6.9 Representations and Warranties of Buyer. Buyer represents and warrants to Zila and Seller as follows:

                  (a) Buyer is a corporation duly organized and in good standing under the laws of the State of Arizona, and is duly authorized to carry on its business in Arizona.

                  (b) The execution and delivery of this Agreement, all related agreements and instruments and the performance by Buyer of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and shareholder of Buyer and will not violate any agreement, law, regulation or order to which Buyer is a party or by which Buyer is bound.

                  (c) This Agreement and all related agreements and instruments constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         6.10 Schedules. To the extent that the schedules to this Agreement have not been completed on or before the date hereof, the Buyer and Seller hereby agree to use their best efforts to complete such schedules on or before the date that is ten days after the date hereof.

                                    SECTION 7
                                     CLOSING

         7.1 Closing Deliveries. To effect the sale and transfer referred to in
Section 2.1 hereof, Seller will, on the date hereof (the "Closing Date"), deliver to Buyer:


                  (a) one or more executed bills of sale, each in the form of Exhibit C attached hereto, conveying in the aggregate all of Seller's owned personal property included in the Assets, free and clear of all Encumbrances (except as set forth on Schedule 6.4);

                  (b) A certified copy of the resolutions of the Board of Directors and shareholder of Seller, authorizing and approving the execution of this Agreement and the other agreements and instruments contemplated hereby; and

                  (c) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof.

         7.2 To effect the sale and transfer referred to in Section 2.1 hereof, Buyer will, on the Closing Date, deliver to Seller:

                  (a) The Purchase Price payable in accordance with Section 3.1;

                  (b) Fully executed and enforceable documents and instruments to be executed in connection with the transactions contemplated hereby (including a Tax Indemnity Agreement in the form of Exhibit D); and

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                  (c) Such other documents as either Seller shall reasonably require of Buyer under this Agreement.

         7.3 Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the recipient.

                                    SECTION 8
                                 INDEMNIFICATION


         8.1 By Seller and Zila. Seller and Zila shall, jointly and severally, indemnify, defend, save and hold harmless Buyer, its Affiliates and subsidiaries, and its respective representatives, from and against any and all claims, damages, costs, losses (including without limitation diminution in value), Taxes, liabilities, judgments, penalties, fines, obligations, lawsuits, deficiencies, demands and expenses (whether or not arising out of third-party claims), attorneys' fees, experts' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Zila or Seller in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Seller in or pursuant to this Agreement; (iii) any Excluded Liability; (iv) any claims (other than under Camera Warranties) by any purchaser of a Cygnus product provided that the Buyer has made a good faith attempt to comply with its obligations under Article III of the Panasonic Settlement Agreement with respect to such purchaser and (v) any claims made by third parties contesting the transactions contemplated by this Agreement (collectively, the "Indemnifiable Events"). Notwithstanding any provision of this Agreement to the contrary, Zila's obligation under this
Section 8.1 shall not exceed the amount of the Purchase Price paid by Seller to Buyer.

         8.2 By Buyer. Buyer shall indemnify and save and hold harmless Seller, its Affiliates and its representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty, or the inaccuracy of any representation or warranty, made by Buyer in or pursuant to this Agreement; (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement; and (iii) any failure of Buyer to comply with its obligations under the Panasonic Settlement Agreement.

         8.3 Cooperation. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.


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                                    SECTION 9
                                 LINE OF CREDIT

         9.1 Line of Credit. Cygnus shall provide Buyer with a revolving line of credit, the purpose of which shall be for the necessary working capital requirements of Buyer, in an amount not to exceed $300,000 (the "Line of Credit").

                  (a) Interest. Interest shall accrue on any unpaid balance that has been drawn from the Line of Credit at a rate equal to the rate payable by Zila on its primary line of credit, calculated on the basis of the actual number of days elapsed and on the basis of a 360-day year.

                  (b) Term. Buyer shall be permitted to draw on the Line of Credit on demand for a period beginning on the Closing Date and ending 90 days thereafter (the "Line of Credit Period"). The entire amount drawn on the Line of Credit and all accrued and unpaid interest shall be due and payable in full within 90 days after termination of the Line of Credit Period.

                  (c) Security Interests. As a condition precedent to Zila advancing any funds to Buyer in connection with the Line of Credit, (a) Zila and Buyer shall enter into a security agreement in the form of Exhibit E, and (b) Zila and Cianciosi shall enter into a pledge agreement pursuant to which Cianciosi will pledge all of his shares of Zila to secure such line of credit in the form of Exhibit F.

                                   SECTION 10
                                  MISCELLANEOUS

         10.1 Brokers. Each of the parties represents that no broker, finder or salesman was responsible or involved with respect to this transaction.

         10.2 Further Actions. Each of the parties agree to execute all further documents and to take all further action necessary or required to consummate all the transactions contemplated hereby and to effectuate the intent and purposes of this Agreement.

         10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the conflict of laws principles thereof.

         10.4 Assignment. This Agreement and the rights and obligations hereunder shall not be assigned by Buyer without Seller's prior written consent. This Agreement and all rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto, and all of their respective successors, assigns, executors, administrators, heirs and devisees.

         10.5 Entire Agreement. This Agreement, together with the exhibits and schedules attached hereto, constitutes the entire understanding of the parties, supersedes any prior and contemporaneous letters, agreements or understandings, written or oral, between the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any benefit, right or remedy.

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         10.6 Section Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10.7 Amendment. Any amendment, supplement or other modification to this Agreement shall be set forth in writing and shall be duly executed by each of the parties hereto.

         10.8 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Permit, sales order, purchase order or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Permit, sales order, purchase order, claim or right including without limitation enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

         10.9 Bulk Sales Law. To the extent permitted by applicable law, Buyer and Seller hereby waive compliance by Buyer and Seller with any bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement. To the extent that applicable law does not permit such a waiver, Buyer and Seller hereby agree to cooperate in taking such actions as may be necessary to comply with any bulk sales law or any other similar laws that may be applicable in respect of the transactions contemplated by this Agreement. Notwithstanding any provision of this Agreement to the contrary, Seller shall indemnify Buyer for any obligation under any bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         10.10 Buyers Fees and Expenses. Seller shall pay, upon presentment of invoices by Buyer or its shareholder, all reasonable legal, accounting and communication fees and expenses incurred by Buyer or its shareholder in connection with the negotiation of this Agreement and the Closing.

         10.11 Counterparts. This Agreement may be executed in counterparts.

                  [remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                  ZILA, INC., a Delaware corporation

                                  By:  /s/ Joseph Hines
                                     -----------------------------------------
                                  Name: Joseph Hines
                                     -----------------------------------------
                                  Title: President
                                     -----------------------------------------


                                  CYGNUS IMAGING, INC., an Arizona corporation

                                  By:   /s/ Joseph Hines
                                     -----------------------------------------
                                  Name: Joseph Hines
                                     -----------------------------------------
                                  Title:  Exec. Vice President
                                     -----------------------------------------


                                  PROCARE LABORATORIES, INC., an Arizona
                                  corporation

                                  By:  /s/ Egidio Cianciosi
                                     -----------------------------------------
                                  Name:  Egidio Cianciosi
                                  Title:  President


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
                                    EXHIBIT A

                                  SECURED NOTE

$4,000,000    October 28, 1999                                 Phoenix, Arizona

                                  SECURED NOTE

                  FOR VALUE RECEIVED, PROCARE LABORATORIES, INC., an Arizona corporation (the "Company"), hereby promises to pay to the order of CYGNUS IMAGING, INC., an Arizona corporation, ("Holder"), or Holder's registered assigns, the principal sum of up to Four Million Dollars ($4,000,000) (the "Principal Amount"). The Company promises to pay to Holder the aggregate unpaid Principal Amount of this Note on the Maturity Date (as defined herein); together with any interest that may accrue on the Principal Amount remaining unpaid after the Maturity Date as a result of an Event of Default (as defined herein) until payment in full. The obligations of the Company under this Note are secured by certain assets of the Company as defined in that certain Security Agreement of even date between the Company and Holder (the "Security Agreement").

                  1. Payment on Maturity Date. The date upon which this Note matures and the Principal Amount becomes due shall be November 10, 1999 (the "Maturity Date"). The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the Maturity Date.

                  2. Payments. All payments of principal and interest due in respect of this Note shall be made without deduction, defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to the Holder by wire transfer to a bank account of Holder, as specified by Holder from time to time.

                  3.1 Event of Default. If the Company defaults in the payment of the Principal Amount of the Note on the Maturity Date, which default is not cured within ten (10) days (the "Event of Default"), the entire unpaid principal balance and accrued interest payable hereunder shall automatically become immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by the Company.

                  3.2 Interest. If the Event of Default shall have occurred, interest will accrue on the unpaid Principal Amount of this Note at the rate of twelve and one-half percent (12.5%) per annum, calculated on the basis of the actual number of days elapsed and on the basis of a 360 day year. Such interest will continue to accrue at the specified rate until the entire unpaid Principal Amount has been paid in full. Notwithstanding any provisions of this Note, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note at any time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever Holder shall ever receive as interest shall be applied automatically to the payment of principal of this Note outstanding hereunder (whether or not then due and payable), without prepayment charge, premium or penalty, and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to Holder have been paid in full.

                  3.3 Suits for Enforcement. In case the Event of Default shall have occurred, unless the Event of Default shall have been waived, the holder of the Note may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in the Note or in any other Note Document or for an injunction against any breach of any such term or in aid of the exercise of any power granted in the Note or other Note Document, or may proceed to enforce the performance of any term contained in the Note or other Note Document (including the payment of the Note) or to enforce any other legal or equitable right of the holder of the Note, or may take any one or more of such actions. In the event the Holder brings such an action against the Company, the Holder shall be entitled to recover from the Company all fees, costs and expenses of enforcing any right of the Holder under or with respect to the Note or any Note Document, including without limitation such reasonable fees and expenses of attorneys, advisors, accountants and expert witnesses, which shall include, without limitation, all fees, costs and expenses of appeals.

                  3.4 Remedies Cumulative. No right, power or remedy conferred upon the holder of the Note shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Note or now or hereafter available at law or in equity or by statute or otherwise.

                  3.5 Remedies Not Waived. No course of dealing between the Company and the holder of the Note, and no delay in exercising any right, power or remedy conferred hereby or by the Note or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy.

                  3.6 Waiver of Statute of Limitations. To the extent permitted by law, the Company hereby waives and agrees not to assert or take advantage of any and all applicable statutes of limitations on its obligations under the Note or any other Note Document.

                  4. Prepayment. The Company may prepay its obligation pursuant to this Note, in whole or in part, at any time by tendering to the Holder the outstanding principal amount of this Note, together with accrued but unpaid interest hereon.

                  5. Recourse. This Note is a non-recourse note and is only secured by the Collateral, as that term is defined in the Security Agreement.

                  6. Enforcement. If the Event of Default shall have occurred, the Holder may proceed to protect and enforce the rights of the Holder by suit in equity or action at law or the employment of any other available right or remedy, as the Holder shall deem most effective to protect and enforce any such rights. The Company promises to pay all costs and expenses, including reasonable attorneys' fees and expenses, incurred in the collection and enforcement of this Note. The Company and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                  7. Waivers and Amendments. This Note may be amended only with the written consent of the Holder.

                  8. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the internal laws (but not the law of choice of laws) of the State of Arizona, without regard to principles of conflicts of laws.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        PROCARE LABORATORIES, INC.,
                                        an Arizona corporation



                                        By: __________________________________
                                        Name:  Egidio Cianciosi
                                        Title:  President

                                    EXHIBIT B

                                 FACILITY LEASE

         STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE--MODIFIED NET
                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                                     [LOGO]

1.   BASIC PROVISIONS ("Basic Provisions").

     1.1 PARTIES: This Lease ("Lease"), dated for reference purposes only, April 14, 1998 is made by and between Greenway 77 II, L.L.C., an Arizona limited liability company ("Lessor") and Cygnus Imaging, Inc. ("Lessee"), (collectively the "Parties," or individually a "Party").

     1.2(a) PREMISES: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of Parcel No. 215-48-070, located in the City of Scottsdale, County of Maricopa, State of Arizona, with zip code 85260 as outlined on Exhibit __ attached hereto ("Premises"). The "Building" is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): 18,596 square feet, with 10,252 square feet of office area, and 8,344 square feet of A/C warehouse area. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center." (Also see Paragraph 2.)

     1.2(b) PARKING: ________________ unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and __________ reserved vehicle parking spaces ("Reserved Parking Spaces"). (Also see Paragraph 2.6.)

     1.3 TERM: five (5) years and 0 months ("Original Term") commencing no later than November 1, 1998 or January 1, 1999 ("Commencement Date") and ending December 21, 2003 ("Expiration Date"). (Also see Paragraph 3).

     1.4 EARLY POSSESSION: October 1, 1998 ("Early Possession Date"). (Also see Paragraphs 3.2 and 3.3).

     1.5     BASE RENT: $15,806.00 per month ("Base Rent"), payable on the first
(1st) day of each month commencing on or prior to January 1, 1999 (Also see Paragraph 4.)

[x] If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum 49 attached hereto.

     1.6(a)  BASE RENT PAID UPON EXECUTION: $0 as Base Rent for the period N/A.

     1.6(b)  LESSEE'S SHARE OF COMMON AREA OPERATING EXPENSES: ____ percent
(     %)("Lessee's Share") as determined by [  ] prorata square footage of the Premises as compared to the total square footage of the Building or [ ] other criteria as described in Addendum ____.

     1.7 SECURITY DEPOSIT: $15,806.60 ("Security Deposit"). (Also see Paragraph 5.)

     1.8 PERMITTED USE: office/warehouse/manufacturing in conformance with the City of Scottsdale I-1 zoning ordinance. ("Permitted Use") (Also see Paragraph 6.)

     1.9     INSURING PARTY. Lessor is the "Insuring Party." (Also see Paragraph
8.)

     1.10(a) Real Estate Brokers. The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

[ ] ___________________________________ represents Lessor exclusively
("Lessor's Broker");

[ ] ___________________________________ represents Lessee exclusively
("Lessee's Broker"); or

[X] Colliers International represents both Lessor and Lessee ("Dual Agency"). Also see Paragraph 16.)

     1.10(b) PAYMENT TO BROKERS. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $N/A) for brokerage services rendered by said Broker(s) in connection with this transaction.

     1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by Zila Incorporated, 5227 N. 7th Street, Phoenix, Arizona 85014-2800, (602) 266-6700 ("Guarantor"). (Also see Paragraph 37.)

     1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 63 and Exhibits A through C all of which constitute a part of this Lease.

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

     2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

     2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4).

     2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "APPLICABLE LAWS") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

     2.5 LESSEE AS PRIOR OWNER/OCCUPANT. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.



                                                        Initials:_______________

                                                                 _______________
[LOGO] American Industrial Real Estate Association 1993  MULTI-TENANT - MODIFIED
                                                                         NET

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

     IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES: THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:__________________________   Executed at:___________________________

on:___________________________________   on:____________________________________


By LESSOR:                               By LESSEE:

CYGNUS IMAGING, INC.                     GREENWAY 77 II, L.L.C.
______________________________________   _______________________________________

______________________________________   _______________________________________

By:___________________________________   By:____________________________________

Name Printed: Eqidio Cianciosi           Name Printed: James Elson
             _________________________                __________________________

Title: President                         Title: Member
      ________________________________         _________________________________

By:___________________________________   By:___________________________________

Name Printed:                            Name Printed:
             _________________________                __________________________

Title:                                   Title:
      ________________________________         _________________________________

Address:                                 Address:
        ______________________________           _______________________________


______________________________________   _______________________________________

Telephone: (602) 905-1500                Telephone: (602) 443-8211
          ____________________________             _____________________________

Facsimile: (602) 905-1129                Facsimile: (602) 998-9511
          ____________________________             _____________________________


BROKER:                                  BROKER:

Executed at:__________________________   Executed at:___________________________

on:___________________________________   on:____________________________________

By:___________________________________   By:___________________________________

Name Printed: David E. Lord              Name Printed: David E. Lord
             _________________________                __________________________

Title: Designated Broker                 Title: Designated Broker
      ________________________________         _________________________________

Address: 3636 N. Central, #600           Address: 3636 N. Central, #600
        ______________________________           _______________________________

        Phoenix, AZ 85012                        Phoenix, AZ 85012
______________________________________   _______________________________________

Telephone: (602) 222-5000                Telephone: (602) 222-5000
          ____________________________             _____________________________

Facsimile: (602) 230-2216                Facsimile: (602) 230-2213
          ____________________________             _____________________________

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 South Flower Street, Suite 500, Los Angeles, CA 90017. (213) 687-8777.

                                    ADDENDUM

    This Addendum is attached hereto and made a part hereof that certain Lease dated April 14, 1998, and entered into by and between Greenway 77 II L.L.C., an Arizona limited liability company ("Lessor") and Cygnus Imaging, Inc. ("Lessee"). Should the body of the Lease and this Addendum conflict, this Addendum shall prevail.

49. RENT SCHEDULE: Rent shall be adjusted as follows:

        YEAR        MONTHLY AMOUNT          ANNUAL AMOUNT
        ----        --------------          --------------
         1          $15,806.60 plus tax       $189,679.20
         2          $16,280.80* plus tax      $195,369.60*
         3          $16,769.22* plus tax      $201,230.64*
         4          $17,272.30* plus tax      $207,267.60*
         5          $17,790.47* plus tax      $213,485.64*

    * Annual rental increases based on annual CPI rate, however, not to exceed 3% annually. Maximum rate noted above.

50. INDEMNIFICATION. Lessor covenants and agrees to indemnify and hold Lessee harmless for, from and against liability and claims of any kind for loss or damage to property of Lessor or any other person, or indirectly, out of:
    (1) any work, activity, or other things allowed or suffered by Lessor to be done in, on or about the Premises; (2) any breach or default by Lessor of any of Lessor's expense and by counsel satisfactory to Lessee defend Lessee in any action or proceeding arising from any such claim and shall indemnify Lessee against all costs, attorney's fee, expert witness fees, and any other expenses incurred in any such action or proceeding from the time that any claim or demand is made or may be made, except due to Lessee's negligence or willful acts.

51. HAZARDOUS MATERIALS. Lessor agrees to indemnify, defend and hold harmless Lessee, its agents, officers, directors, stockholders and employees (collectively the "Indemnities") from and against any and all debts, claims costs, personal injuries, losses, damages, liabilities, penalties or expenses, including reasonable attorney's fees suffered or incurred by the indemnities resulting directly or indirectly from the presence in, upon or under the surface of the Premises or in any surface waters or groundwaters on the Premises or any migration of Hazardous or Toxic Material off the Premises, if such materials were generated, stored or existed prior to the date of this Lease, during the term or after the term of this Lease, unless the presence of such Hazardous or Toxic Material is caused or generated by Lessee, its agents, officers, directors, stockholders, employees, independent contractors or invitees. Lessee warrants that it will comply with all federal, state and local environmental laws, rules, regulations and statutes applicable to Lessee's use of the Premises. Lessee agrees to indemnify and hold harmless Lessor, its agents, officers, directors, stockholders and employees from and against any and all debts, claims, costs, personal injury losses, damages, liabilities, penalties or expenses, including reasonable attorney's fees which arise out of or are related to the presence of Hazardous waste or Toxic Material caused or generated by Lessee, its agents, officers, directors, stockholders, employees, independent contractors or

GUARANTY OF LEASE
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

     WHEREAS, Greenway 77 II, L.L.C., an Arizona limited liability company, referred to as "Lessor", and Cygnus Imaging, Inc., hereinafter referred to as "Lessee", are about to execute a document entitled "Lease" dated April 14, 1998 concerning the premises commonly known as Parcel #215-48-070, North 84th Street, Scottsdale, Arizona, wherein Lessor will lease the premises to Lessee, and
     WHEREAS, Zila Inc., an Arizona corporation, hereinafter referred to as "Guarantors" have a financial interest in Lessee, and
     WHEREAS, Lessor would not execute the Lease if Guarantors did not execute and deliver to Lessor this Guarantee of Lease.
     NOW THEREFORE, for and in consideration of the execution of the foregoing Lease by Lessor and as a material inducement to Lessor to execute said Lease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment to Lessee of all rentals and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions, and covenants of said Lease to be kept and performed by Lessee.
     It is specifically agreed and understood that the terms of the foregoing Lease may be altered, affected, modified or changed by agreement between Lessor and Lessee, or by a course of conduct, and said Lease may be assigned by Lessor or any assignee of Lessor without consent or notice to Guarantors and that this Guaranty shall thereupon and thereafter guarantee the performance of said Lessor as so changed, modified, altered or assigned.
     This Guaranty shall not be released, modified or affected by failure or delay on the part of Lessor to enforce any of the rights and remedies of the Lessor under said Lease, whether pursuant to the terms thereof or at law or in equity.
     No notice of default need be given to Guarantors, if being specifically agreed and understood that the guarantee of the undersigned is a continuing guarantee under which Lessor may proceed forthwith and immediately against Lessee or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Lessor may have as against Lessee pursuant to or under the terms of the within Lease or at law or in equity.
     Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.
     Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) right to assert or plead any statute of limitations as to or relating to this Guaranty and the Lease, (d) any right to require the Lessor proceed against the Lessee or any other Guarantor or any other person or entity liable to Lessor, (e) any right to require Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Lessor to proceed under any other remedy Lessor may have before proceeding against Guarantors, (g) any right of subrogation.
     Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Lessor under the Lease and this Guaranty.
     Any married woman who signs this Guaranty expressly agrees that recourse may be had against her separate property for all of her obligations hereunder.
     The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided shall be deemed to also require the Guarantors hereunder to do and provide the same relative to Guarantors.
     The term "Lessor" whenever hereinabove used refers to and means the Lessor in the foregoing Lease specifically named and not any assignee of said Lessor, whether by outright assignment or by assignment for security, and also any successor to the interest of said Lessor or of any assignee in such Lease of any part thereof, whether by assignment or otherwise. So long as the Lessor's interest in any of the leased premises or the rents, issues and profits therefrom, or in, to or under said Lease, are subject to any mortgage or deed of trust assignment for security, no acquisition by Guarantors of the Lessor's interest in the leased premises or under said Lease shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust, or assignment, of any purchase at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.
     The term "Lessee" whenever hereinabove used refers to and means the Lessee in the foregoing Lease specially named and any assignee or sublessee of said Lease and also any successor to the interests of said Lessee, assignee or sublessee of such Lessee or any part thereof, whether by assignment, sublease or otherwise.
     In the event any action be brought by said Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be filed by the court.

                                  EXHIBIT C

                                 BILL OF SALE

                                  BILL OF SALE


      For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Cygnus Imaging, Inc., an Arizona corporation ("Seller"), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Procare Laboratories, Inc., an Arizona corporation ("Buyer"), all right, title and interest in and to the Assets as such term is defined in the Asset Purchase Agreement dated as of October 28, 1999 by and between Buyer and Seller (the "Agreement"). Buyer hereby acknowledges that Seller is making no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Agreement. Seller for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Bill of Sale.

      This Bill of Sale is being executed and delivered by Seller as of the date set forth below pursuant to the terms of the Agreement.

      Executed at _______________________________, this 28th day of October,
1999.

                                          Cygnus Imaging, Inc.


                                          By___________________________________
                                          Name:________________________________
                                          Its:_________________________________

STATE OF                      )
                              ) ss.
COUNTY OF ______________      )

On ____________________ before me, ____________________, personally appeared
__________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



________________________[SEAL]
Notary Public in and for said
      County and State

                                  EXHIBIT D

                           TAX INDEMNITY AGREEMENT

                             TAX INDEMNITY AGREEMENT

      THIS TAX INDEMNITY AGREEMENT is entered into as of the 28th day of October, 1999, by and among ZILA, INC., a Delaware corporation ("Zila"), CYNUS IMAGING, INC., an Arizona corporation ("Seller"), PROCARE LABORATORIES, INC., an Arizona corporation ("Buyer"), and EGIDIO CIANCIOSI ("Cianciosi").

                                    RECITALS:

      A. Zila, Seller and Buyer entered into an Asset Purchase Agreement dated as of October 28, 1999 ("Asset Purchase Agreement"), pursuant to which Seller sold and Buyer purchased certain assets of Buyer.

      B. Pursuant to the Asset Purchase Agreement, the parties thereto agreed to enter into this Tax Indemnity Agreement with Cianciosi.


                                   AGREEMENT:

      NOW THEREFORE, in consideration of the terms, conditions and mutual covenants herein contained, it is agreed by and among the parties to this Agreement as follows:

      1.1 Zila and Seller (collectively, "Indemnitors") shall, jointly and severally, indemnify Buyer and Cianciosi (collectively, "Indemnitees") from, and promptly pay upon request by Indemnitors, an amount with respect to each calendar year ("Year") of the Indemnitees equal to the excess (if any) of (a) the Indemnitees' Taxes (as defined in the Asset Purchase Agreement) for such Year, over (b) the Indemnitees' Taxes for such Year determined as if Buyer's deduction for expenses ("PSA Expenses) incurred in connection with fulfilling its obligations under Article 3 of the Panasonic Settlement Agreement for such Year is equal to (i) the aggregate amount of PSA Expenses incurred by Buyer for all Years (determined through the day prior to the filing date of Buyer's federal income tax return for such Year), multiplied by (ii) (A) the amount of payments ("PSA Payments") received by Buyer under Article III of the Panasonic Settlement Agreement for such Year, over (B) the aggregate amount of PSA Payments for all Years (determined through the day prior to the filing date of Buyer's federal income tax return for such Year).

      1.2 It is expressly provided that the indemnity hereunder shall encompass, without limitation, liabilities for Taxes incurred by the Indemnitees by reason of the receipt of payments by the Indemnitors pursuant hereto and, accordingly, the Indemnitors shall "gross up" any payments hereunder to take into account the Indemnitees' liabilities for Taxes with respect to the receipt of payments hereunder.

      1.3 As a condition to Indemnitors' obligations under this Agreement, Indemnitees shall, on Indemnitees' Tax returns for any applicable period, report deductions for PSA Expenses in accordance with the formula set forth in Paragraph 1.1 or in such lesser amount as is approved by the Seller, unless and until either (a) the Indemnitees have been expressly prohibited from doing so by the Internal Revenue Service, or (b) after reasonable efforts, the Indemnitees are not able to engage a tax return preparer to prepare their tax returns reporting deductions for PSA

Expenses in accordance with the formula set forth in Paragraph 1.1, have provided the Indemnitors with written notice thereof, and have provided Indemnitors with the opportunity, for a period of no less than 30 days after receipt of such written notice, to designate a Tax return preparer that will prepare the Indemnitees' tax returns in such manner.

     1.4 If, with respect to any Year, following the payment by Zila or Seller of an indemnity payment hereunder, any PSA Expense provides a tax benefit to the Indemnitees in addition to the benefit (if any) during the Year in which the PSA Expense was incurred, the Indemnitees shall pay to the Indemnitors an amount equal to the amount by which the Indemniteees' Taxes are reduced by such PSA Expense in such subsequent or other Year. To the extent requested by the Indemnitors, the Indemnitees shall agree to carryback rather than carryforward any loss carryover to the extent permitted under law. The aggregate payments by the Indemnitees hereunder shall in no event exceed the aggregate payments by the Indemnitors.

      1.5 To the extent that an Indemnitee's payment to Indemnitors under Paragraph 1.4 is deductible by such Indemnitor, such payment shall be increased by the reduction of Taxes realized by such Indemnitee by reason of such payment and, accordingly, such Indemnitee shall "gross up" any payments hereunder.

      1.6 Indemnitees shall, upon the request of an Indemnitor, provide such Indemnitor (or a mutually acceptable third party) with copies of Indemnitees Tax returns and such other financial information as is reasonably necessary to determine the parties' respective obligations under this Agreement.

      1.7 In the event that an Indemnitee is subject to a tax audit that results in adjustments to items that are the subject of this Agreement, Buyer receives PSA Payments or incurs PSA Expenses in a year subsequent to the year 2000, or in any other event, the benefits that are intended to be realized and obligations that are intended to be incurred under this Agreement by any party hereto are not realized or incurred in accordance with the parties' intentions, the parties hereto agree that equitable adjustments shall be made to the amounts due hereunder.

      1.8 Each of the parties agree to execute all further documents and to take all further action necessary or required to consummate all of the transactions contemplated hereby and to effectuate the intent and purposes of this Agreement. The Indemnitors and the Indemnitees agree to modify the provisions of this Tax Indemnity to cure any ambiguity, to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, or to make any other modification with respect to matters or questions arising under this Tax Indemnity not inconsistent with the intent hereof.

      1.9 This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to the conflict of laws principles thereof.

      1.10 Any amendment, supplement or other modification to this Agreement shall be set forth in writing and shall be dully executed by each of the parties hereto.

      1.11 This Agreement may be executed in counterparts.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    ZILA, INC., a Delaware corporation

                                    By___________________________________
                                    Name:________________________________
                                    Its:_________________________________



                                    CYGNUS IMAGING, INC., an Arizona
                                    corporation

                                    By___________________________________
                                    Name:________________________________
                                    Its:_________________________________



                                    PROCARE LABORATORIES, INC., an Arizona
                                    corporation

                                    By___________________________________
                                    Name:  Egidio Cianciosi
                                    Title:  President


                                    EGIDIO CIANCIOSI


                                    ______________________________________

                                  EXHIBIT E

                              SECURITY AGREEMENT

                               SECURITY AGREEMENT


            THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of October 28, 1999, by and between CYGNUS IMAGING, INC., an Arizona corporation ("Secured Party"), and PROCARE LABORATORIES, INC., an Arizona corporation ("Debtor").

                                    RECITALS

      WHEREAS, Debtor and Secured Party have entered into an Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement") pursuant to which Secured Party has agreed to sell certain assets to Debtor, subject to the terms and conditions set forth in such Asset Purchase Agreement. As used herein, the term "Assets" shall have the meaning set forth in the Asset Purchase Agreement;

      WHEREAS, Pledgor has executed and delivered a Secured Note dated October 28, 1999 (the "Secured Note") to Pledgee, in the original principal amount of Four Million Dollars ($4,000,000), as consideration for the purchase of the Assets;

      WHEREAS, Secured Party has provided Debtor with a $300,000 line of credit for working capital requirements for a period of 180 days beginning on the Closing Date as that term is defined in the Asset Purchase Agreement (the "Line of Credit"); and

      WHEREAS, Debtor has agreed to give the Secured Party a security interest in the Assets as collateral against payment of the Secured Note and the Line of Credit.

            NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants of the parties and in order to induce Secured Party to accept the Secured Note, it is hereby agreed as follows:

1. SECURITY INTEREST

      To secure payment and performance of the obligations of Debtor under the Secured Note and the Line of Credit, Debtor hereby grants to Secured Party a valid lien on and security interest (the "Security Interest") in the Assets (the "Collateral").

2. SECURED OBLIGATIONS

      The Collateral shall secure, in such order of priority as Secured Party may elect, the following (collectively, the "Secured Obligations"):

      (i) Payment and performance of all obligations of Debtor under the terms of the Secured Note, together with all extensions, modifications, substitutions or renewals thereof, or other advances made thereunder;

      (ii) Payment and performance of all obligations of Debtor under the Line of Credit pursuant to the terms and conditions of the Asset Purchase Agreement, together with all extensions, modifications, substitutions or renewals of the Line of Credit, or other advances made thereunder; and

      (iii) Payment and performance of every obligation, covenant and agreement of Debtor contained in this Agreement, together with all extensions, modifications, substitutions or renewals hereof.

3. REPRESENTATIONS AND WARRANTIES OF DEBTOR

      Debtor hereby represents and warrants to Secured Party that:

      3.1 Use. The Collateral is or will be used or produced primarily for business purpose of Debtor.

      3.2 Location. The Collateral will be kept at the facilities of Debtor located at 8230 East Thoroughbred Trail, Scottsdale, Arizona 85258 (the "Facility").

      3.3 Business Names. Debtor does not do business under any name other than Procare Laboratories, Inc.

      3.4 Other Agreements. The execution, delivery and performance by Debtor of this Agreement and all other documents and instruments relating to the Secured Obligations will not result in any material breach of the terms and conditions or constitute a material default under any agreement or instrument under which Debtor is a party or is obligated. Debtor is not in material default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

      3.5 Title. Subject to the representations and warranties of the Secured Party in the Asset Purchase Agreement, Debtor is the owner of, and has good title to the Collateral free of all security interests or other encumbrances except the Security Interest.

      3.6 Authority. Debtor has the full power, authority and legal right to grant to Secured Party the Security Interest, and no further consent, authorization, approval or other action is required for the grant of the Security Interest or for Secured Party's exercise of its rights and remedies under this Agreement.

      3.7 Chief Executive Office. The chief executive office of Debtor is located at the Facility.

4. COVENANTS OF DEBTOR

      4.1 Transfers. Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein (except in the ordinary course of business or otherwise consistent with the Settlement Agreement, dated October 28, 1999, by and between Matsushita Electric Corporation of America and Debtor) without obtaining the prior written consent of Secured Party and shall keep the Collateral free of all security interests or other encumbrances except the Security Interest. Although proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Secured Party consents to any sale or other transfers of the Collateral.

      4.2 Maintenance. Debtor shall keep and maintain the Collateral in good condition and repair and shall not use the Collateral in violation of any provision of this Agreement or any applicable statute, ordinance, or regulation or any policy of insurance insuring the Collateral.

      4.3 Payments of Charges. Debtor shall pay when due all taxes, assessments and other charges which may be levied or assessed against the Collateral.

      4.4 Fixtures and Accessions. Debtor shall prevent any portion of the Collateral that is not a fixture from being or becoming a fixture and shall prevent any portion of the Collateral from being or becoming an accession to other goods that are not part of the Collateral.

      4.5 Notice to Secured Party. Debtor shall give Secured Party 45 days' prior written notice of any change: (i) in the location Debtor's Facility; (ii) in the location of the Collateral; or (iii) of the names under which it does business.

      4.6 Inspections. Secured Party or its agents may inspect the Collateral at reasonable times and may enter into any premises where the Collateral is or may be located. Debtor shall if requested by Secured Party and when applicable, mark the Collateral to indicate the Security Interest. Secured Party shall have free and complete access to the books and records regarding the Collateral and shall have the right to make extracts therefrom or copies thereof. Upon the request of Secured Party from time to time, Debtor shall submit up-to-date schedules of the accounts receivable comprising the Collateral in such detail as Secured Party may reasonably require and shall deliver to Secured Party confirming specific assignments of all accounts, instruments, documents and chattel paper included in such accounts receivable. After the occurrence of any Event of Default (as defined below), upon the request of Secured Party, Debtor shall submit up-to-date schedules of inventory comprising the Collateral in such detail as Secured Party may reasonably require.

      4.7 Defense of Collateral. Debtor, at its cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder, and the Collateral against all claims and demands of other parties, including, without limitation, defenses, setoffs, claims and counterclaims asserted by any Obligor against Debtor and/or Secured Party. Debtor shall pay all claims and charges that in the reasonable opinion of Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest.

      4.8 Payment of Charges. If Debtor fails to pay any taxes, assessments, expenses or charges, or fails to keep all of the Collateral free from other security interests, encumbrances or claims, or fails to keep the Collateral in good condition and repair, or fails to procure and maintain insurance thereon, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same, to accomplish such repairs, to procure and maintain such insurance or to so perform.

5. NOTIFICATION AND PAYMENTS; COLLECTION OF COLLATERAL; USE OF COLLATERAL BY DEBTOR

      5.1 Notice to Obligors. Secured Party, after the occurrence of any Event of Default, may notify any or all Obligors of the existence of the Security Interest and may direct the Obligors to make all payments on the Collateral to Secured Party. Until Secured Party has notified the Obligors to remit payments directly to it, Debtor, at Debtor's own cost and expense, shall collect or cause to be collected the accounts and monies due under the accounts, documents, instruments and general intangibles or pursuant to the terms of the chattel paper. Unless Secured Party notifies Debtor in writing that it waives one or more of the requirements set forth in this sentence, any payments or other proceeds of Collateral received by Debtor, after notification to Obligors, shall be held by Debtor in trust for Secured Party and shall promptly be turned over to Secured Party.

      5.2 Collection. Secured Party, after the occurrence of an Event of Default, may demand, collect and sue on the Collateral (either in Debtor's or Secured Party's name), enforce, compromise, settle or discharge the Collateral and endorse Debtor's name on any instruments, documents, or chattel paper included in or pertaining to the Collateral.

      5.3 Use of Collateral. Until the occurrence of an Event of Default, Debtor may: (i) use, consume and sell any inventory included in the Collateral in any lawful manner in the ordinary course of Debtor's business provided that all sales shall be at commercially reasonable prices; (ii) subject to Section 5.1 and Section 5.2 hereof, retain possession of any other Collateral and use it in any lawful manner consistent with this Agreement.

6. EVENTS OF DEFAULT; REMEDIES

      6.1 Events of Default. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

            (i) Any failure to pay any principal or interest or any other part of the Secured Obligations when the same shall become due and payable; or

            (ii) Any breach by Debtor of any warranty, representation, covenant or agreement made herein.

      6.2 Remedies. Upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

            (i) Declare all or any part of the Secured Obligations to be immediately due and payable, and the same shall be collectible thereupon by action at law.

            (ii) Without further notice or demand and without legal process, take possession of the Collateral wherever found.

            (iii) Pursue any legal or equitable remedy available to collect the Secured Obligations, to enforce its title in and right to possession of the Collateral and to enforce any and all other rights or remedies available to it.

            (iv) Upon obtaining possession of the Collateral or any part thereof, after written notice to Debtor as provided in Section 6.4 hereof, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale. The proceeds of such sale, after deducting therefrom all expenses of Secured Party in taking, storing, repairing and selling the Collateral (including, without limitation, reasonable attorneys' fees) shall be applied to the payment of the Secured Obligations, and any surplus thereafter remaining shall be paid to Debtor or any other person that may be legally entitled thereto.

      6.3 Purchase of Collateral. Secured Party, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

      6.4 Notice. Any demand or notice of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall be deemed to be commercially reasonable and effective if such demand or notice is given to Debtor at least 10 days prior to such sale, disposition or other intended action, in the manner provided herein for the giving of notices.

      6.5 Costs and Expenses. Debtor shall pay all reasonable costs and expenses of Secured Party, including, without limitation, costs of uniform commercial code searches, court costs and reasonable attorneys' fees, incurred by Secured Party in enforcing payment and performance of the Secured Obligations or in exercising the rights and remedies of Secured Party hereunder. All such reasonable costs and expenses shall be secured by this Agreement and by other lien and security documents securing the Secured Obligations. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

      6.6 Additional Remedies. In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the UCC and all other legal and equitable remedies allowed under applicable law.

7. MISCELLANEOUS PROVISIONS

      7.1 Power of Attorney. Debtor hereby appoints Secured Party as its true and lawful attorney-in-fact, with full power of substitution from and after the occurrence of an Event of Default to do the following: (i) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (ii) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (ii) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Debtor to execute and deliver its release and settlement for the claim; (iv) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Debtor, or otherwise, which in the discretion of Secured Party may seem to be necessary or advisable; and (v) to execute any documents necessary to perfect or continue the Security Interest. This power is a power coupled with an interest and is given as security for the Secured Obligations, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Secured Party.

      7.2 Definitions. All undefined capitalized terms used herein shall have the meaning given them in the Asset Purchase Agreement. Otherwise the terms herein shall have the meanings in and be construed under the UCC.

      7.3 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to the choice of law rules of the State of Arizona.

      7.4 Jurisdiction and Venue. Debtor hereby expressly agrees that in the event any actions or other legal proceedings are initiated by or against Debtor or Secured Party involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Agreement, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Agreement, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions, in the sole and absolute discretion of Secured Party, may be required to be brought in Maricopa County, Arizona; and Debtor hereby submits to the jurisdiction of the State of Arizona for such purposes and agrees that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona; and Debtor hereby waives any and all defenses to such jurisdiction and venue.

      7.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.

      7.6 Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all other prior understandings, oral or written, with respect to the subject matter hereof, and is intended by Secured Party and Debtor as the final, complete and exclusive statement of the terms agreed to by them.

      7.7 Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

      7.8 Section Headings. The section headings set forth in this Agreement are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Agreement.

      7.9 Time of Essence. Time is of the essence of this Agreement and each and every provision hereof.

      7.10 Severability. If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Secured Party in order to effectuate the other provisions hereof.

      7.11 Binding Nature. This provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder but also any future owner and holder, including, without limitation, pledges, of note or notes evidencing the Secured Obligations. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

      7.12 Notices. All notices required or permitted to be given hereunder shall be in writing and may be given in person, by certified or registered United States mail or by delivery service. Any notice directed to a party to this Agreement shall become effective upon the earliest of the following: (a) actual receipt by that party; or (b) delivery to the designated address of that party, addressed to that party. All notices hereunder shall be sent as follows:

            If to Secured Party:    President
                                    Cygnus Imaging, Inc.
                                    8240 East Gelding Drive
                                    Scottsdale, Arizona 85260

            With a copy to:         Christopher D. Johnson
                                    Squire, Sanders & Dempsey L.L.P.
                                    Two Renaissance Square
                                    40 North Central Avenue, Suite 2700
                                    Phoenix, Arizona 85004

            If to Debtor:           President
                                    Procare Laboratories, Inc.
                                    8230 East Thoroughbred Trail
                                    Scottsdale, Arizona 85258

            With a copy to:         Samuel Cowley, Esq.
                                    Snell & Wilmer
                                    One Arizona Center
                                    400 East Van Buren
                                    Phoenix, Arizona 85004-0001

      7.13 Copy. A carbon, photographic or other reproduced copy of this Agreement and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement.

      IN WITNESS WHEREOF, this Agreement was executed by Debtor and Secured Party as of the date first set forth above.

                                          DEBTOR

                                          PROCARE LABORATORIES, INC.,
                                          an Arizona corporation

                                          By:______________________________
                                          Name:  Egidio Cianciosi
                                          Title:  President


                                          SECURED PARTY

                                          CYGNUS IMAGING, INC.,
                                          an Arizona corporation

                                          By:________________________________
                                          Name:______________________________
                                          Title:_____________________________

                                    EXHIBIT F
                                PLEDGE AGREEMENT

                             STOCK PLEDGE AGREEMENT


            This STOCK PLEDGE AGREEMENT (the "Pledge Agreement") is made and entered into as of this 28th day of October, 1999, by and between CYGNUS IMAGING, INC., an Arizona corporation ("Pledgee"), and Egidio Cianciosi ("Pledgor").

                                    RECITALS

      WHEREAS, Procare Laboratories, Inc., an Arizona corporation ("Procare") and Pledgee have entered into an Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement") pursuant to which Pledgee has agreed to sell certain assets to Procare, subject to the terms and conditions set forth in such Asset Purchase Agreement;

      WHEREAS, Pledgor is the sole shareholder of Procare;

      WHEREAS, Pledgee has provided Procare with a $300,000 line of credit for working capital needs for a period of 180 days (the "Line of Credit") beginning on the Closing Date; and

      WHEREAS, Pledgor has agreed to pledge his shares in Zila, Inc. as collateral against payment of the Line of Credit.

            NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants of the parties, it is hereby agreed as follows:


      1. DEFINITIONS. The following term shall have the following meaning in this Pledge Agreement:

            Collateral: The Securities and all dividends, distributions and amounts or additional securities to which Pledgor (with or without additional consideration) is or becomes entitled by virtue of its ownership of any of the Securities or as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise.

            Securities: The capital stock described in Exhibit A attached hereto (and duly executed assignments separate from such stock certificates satisfactory to Pledgee attached thereto).

All capitalized terms not otherwise defined in this Pledge Agreement and defined in the Asset Purchase Agreement shall have the meaning ascribed to them in the Asset Purchase Agreement.

      2. COLLATERAL. The Collateral shall secure, in such order of priority as Pledgee may elect, the following (collectively, the "Secured Obligations"):

             (a) Payment and performance of all obligations of Pledgor under the Line of Credit pursuant to the terms and conditions of the Asset Purchase Agreement, together with all extensions, modifications, substitutions or renewals of the Line of Credit, or other advances made thereunder; and

            (b) Payment and performance of every obligation, covenant and agreement of Pledgor contained in this Pledge Agreement, together with all extensions, modifications, substitutions or renewals hereof.

      3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby covenants, represents and warrants to Pledgee that, as to the Securities deposited by Pledgor with Pledgee on the date hereof, (i) Pledgor is the legal and beneficial owner of such Collateral; (ii) so long as any of the Secured Obligations remain unperformed or unpaid, Pledgor will not create or permit to exist any claim, lien, charge, security interest or encumbrance upon or with respect to such Collateral, except for the security interest therein granted to Pledgee by this Pledge Agreement and except as otherwise permitted pursuant to the terms of this Pledge Agreement; (iii) Pledgor will not sell, transfer, convey, assign, or otherwise divest its interests in the Collateral, or any part thereof, to any other person; and (iv) no authorization, approval or other action by, or notice to or filing with, any governmental body is required for the pledge by Pledgor of the Collateral pursuant to the terms of this Pledge Agreement.

      4. STOCK SPLITS, STOCK DIVIDENDS, ETC.

      4.1 Pledgor agrees that in the event that Pledgor, by virtue of Pledgor's ownership of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to other or additional securities as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion or preemptive right or otherwise, Pledgor shall:

            (a) Cause the issuer of such additional securities to deliver to Pledgee the certificates evidencing Pledgor's ownership thereof and hereby authorizes and empowers Pledgee to demand the same from such issuer, and agrees if such certificates are delivered to Pledgor, to take possession thereof in trust for Pledgee;

            (b) Deliver to Pledgee an assignment separate from certificate with respect to such Additional Securities, executed in blank by Pledgor;

            (c) Deliver to Pledgee a certificate, executed by Pledgor and dated the date of such pledge, as to the truth and correctness on such date of the representations and warranties set forth in Section 3 hereof; and

            (d) Deliver to Pledgee such other certificates, forms and other instruments as Pledgee may request in connection with such pledge.

      4.2 Pledgor agrees that such Additional Securities shall constitute a portion of the Collateral and be subject to this Pledge Agreement in the same manner and to the same extent as the Securities pledged hereby to Pledgee on the date hereof.

      5. VOTING POWER. Subject to Section 6.2(c) of this Pledge Agreement, Pledgor shall be entitled to exercise all voting powers in all corporate matters pertaining to the Securities.

      6. DEFAULT AND REMEDIES.

      6.1 The occurrence of any of the following events or conditions shall constitute an "Event of Default":

            (a) Any failure to pay any principal or interest or any other part of the Secured Obligations when the same shall become due and payable; or

            (b) Any breach by Pledgor of any warranty, representation, covenant or agreement made herein.

      6.2 If an Event of Default shall have occurred and be continuing, Pledgee, at its option, may:

            (a) Declare all or any part of the Secured Obligations to be immediately due and payable, and the same shall be collectible thereupon by action at law;

            (b) Cause the Collateral to be registered in its name or in the name of its nominee;

            (c) Exercise all voting powers pertaining to the Collateral and otherwise act with respect thereto as though Pledgee were the owner thereof;

            (d) Receive all dividends and all other distributions of any kind whatsoever on all or any part of such Collateral;

            (e) Exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Pledgor pertaining or relating to such Collateral;

            (f) Sell, assign and deliver the whole, or from time to time, any part of such Collateral at any broker's board or at any private sale or at public auction, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which are hereby expressly waived by Pledgor) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as Pledgee in its sole discretion may determine; and

            (g) Exercise any other remedy (i) specifically granted under this Pledge Agreement, (ii) available to a secured party under the laws of the State of Arizona, or (iii) now or hereafter existing in equity, or at law, by virtue of statute or otherwise.

            With respect to the actions described in each of subsections 6.2(c) and 6.2(e) above, Pledgor hereby irrevocably constitutes and appoints Pledgee its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

      6.3 Pledgee shall give not less than 10 business days prior written notice to the Pledgor of any sale pursuant to this Section 6. Pledgor hereby agrees that such notice is commercially reasonable.

      6.4 At any sale made pursuant to Section 6.2 above, Pledgee may bid for and purchase, free from any right or equity of redemption on the part of the applicable Pledgor (the same hereby being waived and released by Pledgor), any part or all of the Collateral that is offered for sale, and Pledgee, upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor.

      6.5 Pledgee shall apply the proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by Pledgee under the provisions of this Pledge Agreement in such manner and order as Pledgee shall determine in its sole discretion.

      6.6 Pledgee shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Collateral, as hereinbefore authorized, and Pledgee shall not be responsible for any failure to do so or delay in so doing.

      6.7 Any sale of all or any portion of the Collateral pursuant to Section
6.2 above shall operate to divest all right, title and interest of the Pledgor to the Collateral which is the subject of any such sale.

      6.8 Pledgor acknowledges that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Collateral. Accordingly, Pledgor agrees that Pledgee, without the necessity of attempting to cause any registration of the Collateral to be effected under the Securities Act, may sell the Collateral or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Collateral for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices or on terms less favorable to the owner of the Collateral than would be the case if such Collateral were sold at public sale, and that any such private sale shall not be deemed to have been made in a commercially unreasonable manner by virtue of such sale having been a private sale.

      7. PLEDGEE'S OBLIGATIONS, CUSTODIAL AGREEMENT, PERFORMANCE RIGHTS. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Pledgee shall have no duty with respect to any Collateral. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as Pledgor reasonably requests in writing, but failure of Pledgee to comply with any such request at any time shall not of itself be deemed a failure to exercise reasonable care. It is expressly agreed that Pledgee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but Pledgee may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

      8. TERMINATION OF PLEDGE AGREEMENT. Upon the indefeasible and final payment and performance in full of all of Procare's obligations under the Line of Credit, Pledgee shall deliver to Pledgor, without recourse to or warranty by Pledgee, the Collateral in its possession and this Pledge Agreement thereupon shall be terminated.

      9. MISCELLANEOUS.

      9.1 Unconditional Obligation. Pledgor further unconditionally agrees that if an Event of Default has occurred, Pledgee may exercise its rights and remedies hereunder. The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

            (a) Any amendment or modification of or supplement to the Asset Purchase Agreement or the Line of Credit;

            (b) Any exercise or non-exercise of any right or remedy under the Asset Purchase Agreement or the Line of Credit;

            (c) The institution of any bankruptcy, insolvency, debt agreement, readjustment, composition, receivership or liquidation proceedings by or against Pledgor; or

            (d) Any other circumstance which otherwise might constitute a defense to, or a discharge of Pledgor with respect to his obligations.

      9.2 Cumulative Remedies; Indulgence. Each and every right, remedy and power granted to Pledgee hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Pledgee, from time to time, concurrently or independently and as often and in such order as Pledgee may deem expedient. Any failure or delay on the part of Pledgee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Pledgee's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Pledgee's rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

      9.3 Further Action. Pledgor agrees that at any time, and from time to time, Pledgor, upon the request of Pledgee and at the expense of Pledgor, promptly will execute and deliver such further documents and do such further acts and things as Pledgee may request in order to effect fully the purposes of this Pledge Agreement and to subject to the security interest created hereby any property or rights intended by the provisions hereof to be covered hereby.

      9.4 Defense of Title. Pledgor agrees that it will warrant, preserve, maintain and defend, at its sole expense, the right, title and interest of Pledgee in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons whomsoever.

      9.5 Notice. Any notice required hereunder shall be in writing and addressed to Pledgor and Pledgee at their addresses set forth on the signature page hereto. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

      9.6 No Waiver by Pledgee. No delay or failure of Holder in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

      9.7 Governing Law. This Pledge Agreement shall be construed in accordance with and governed by the laws of the State of Arizona, without regard to principles of conflicts of laws.

      9.8 Severability. Every provision of this Pledge Agreement is intended to be severable, and if any term or provision hereof is invalid, illegal, or unenforceable for any reason, the validity, legality, and enforceability of the remaining provisions hereof will not be affected or impaired thereby, and any invalidity, illegality, or unenforceability in any jurisdiction will not affect the validity, legality, or enforceability of any such term or provision in any other jurisdiction.

      9.9 Binding Nature. The provisions of this Pledge Agreement are binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

      9.10 Amendments. No amendment, modification, change, waiver, release, or discharge hereof and hereunder will be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought. Any modification or waiver of any provision of this Pledge Agreement, or any consent to any departure by Pledgor therefrom, shall not be effective in any event unless the same is in writing and signed by Pledgee, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Pledgor in any event not specifically required of Pledgee hereunder shall not entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

      9.11 Paragraph Headings. The paragraph headings set forth in this Pledge Agreement are for convenience only and do not have substantive meaning hereunder and are not deemed to be part of this Pledge Agreement.

      9.12 Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

      9.13 Construction. Construction of this Pledge Agreement is to be based as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Pledge Agreement.



                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Pledgor and Pledgee have caused this Pledge Agreement to be executed as of the date first written above.




                                          PLEDGOR




                                          ______________________________
                                          Egidio Cianciosi




                                          PLEDGEE
                                          Cygnus Imaging, Inc.
                                          an Arizona corporation




                                          ______________________________
                                          By:___________________________
                                          Its:__________________________

                                    EXHIBIT A

                            Description of Securities

____________ shares of the Common Stock of Zila, Inc., par value $.001 per share, as represented by share certificate No(s). ________________.

                                 SCHEDULE 1.1(F)

                                     PATENTS

                                  SCHEDULE 3.2

                          ALLOCATION OF PURCHASE PRICE

                                  SCHEDULE 6.4

                             PERMITTED ENCUMBRANCES


      None


                                      S-3